UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2008

DUKE REALTY LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20625	35-1898425
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sales of Equity Securities.

On February 28, 2008, Duke Realty Limited Partnership (the “Partnership”), pursuant to the authority granted pursuant to Section 4.02(a) of the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), authorized the issuance of an additional 100,000 of its 8.375% Series O Cumulative Redeemable Preferred Units to Duke Realty Corporation, as the Partnership’s Sole General Partner (the “Company”), in connection with the Company’s registered public offering (the “Offering”) of 1,000,000 Depositary Shares, each representing 1/10th of a share of the Company’s related 8.375% Series O Cumulative Redeemable Preferred Shares (the “Series O Preferred Shares”), pursuant to the underwriters’ exercise of their over-allotment option. The Series O Preferred Units were issued in a transaction that was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon applicable exemptions from registration under Section 4(2) of the Act.

Item 8.01.              Other Events.

On February 28, 2008, the Company completed the issuance of 100,000 Series O Preferred Shares to American Stock Transfer & Trust Company, as depositary, and the related issuance and sale to the public of 1,000,000 Depositary Shares, each representing 1/10th of a share of the Company’s Series O Preferred Shares, pursuant to the exercise by the underwriters’ of their over-allotment option.  The Depositary Shares were registered with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-136173) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

	By:	Duke Realty Corporation
As its sole General Partner

February 28, 2008	By:	/s/ Howard L. Feinsand
Name: Howard L. Feinsand
Title Executive Vice President, General Counsel and Corporate Secretary